CONSULTING AGREEMENT

THIS AGREEMENT made as of the 4th day of April, 2007.

BETWEEN:

PARK PLACE ENERGY INC., 1220 – 666 Burrard Street, Vancouver, British Columbia V6C 2X8

(herein called the “Company”)

OF THE FIRST PART

AND:

HIGHLAND CAPITAL CORP., 38 Hertford Street, London, England, W1J 7SG

(herein called the “Consultant”)

OF THE SECOND PART

WHEREAS:

A.                           The Company wishes to engage the services of the Consultant; and

B.                           The Consultant has agreed to provide consulting services to the Company and to expend such amount of its time as is necessary to provide the same, on the terms set forth herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and premises set forth herein, and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the parties hereto agree as follows:

1.                           APPOINTMENT OF CONSULTANT

1.1                         The Company hereby appoints the Consultant to provide such consulting services for the benefit of the Company as the Company may request from time to time (the “Services”), and the Company hereby authorizes the Consultant to exercise such powers as provided under this Agreement. The Consultant accepts such appointment and authority on the terms and conditions herein set forth.

1.2                         The Consultant is now and shall remain an independent contractor and nothing contained in this Agreement is intended to create or shall be construed so as to create an agency or employment relationship, a partnership or joint venture between the Company and the Consultant.

1.3                         The parties agree that the Consultant shall provide all of the Services through its employee, Terry Buchanan. A reference herein to the Consultant shall be deemed to include Mr. Buchanan.

The Consultant will be subject to the direction of the Directors of the Company and shall keep the Board informed as to all material matters concerning the Consultant’s activities.

2.                           COMPENSATION OF CONSULTANT

2.1                         In consideration of the Services provided to the Company by the Consultant as of the date of this Agreement, the Company agrees to issue to the Consultant 500,000 shares in the capital stock of the Company at a deemed price of $0.25 per share, as fully-paid and non-assessable shares.

2.2                         Further compensation payable to the Consultant in connection with Services to be rendered will be determined between the parties from time to time and evidenced in writing signed by both parties prior to the commencement of any such Services.

2.3                         In addition to compensation payable to the Consultant as specified in §2.2, the Company may grant options to the Consultant consistent with its normal stock option plan for directors, officers, employees, consultants and management company employees.

3.                           GENERAL MATTERS

3.1                         This Agreement shall be for an indefinite term, subject to the right of the Company or the Consultant to terminate the Agreement at any time on 30 days written notice.

3.2                         During the term of this Agreement, the Consultant shall devote such of its time, attention, and abilities to the business of the Company as the Company shall reasonably request provided that nothing contained herein shall be deemed to require the Consultant to devote its exclusive time, attention and abilities to the business of the Company; and the Consultant shall not be precluded from acting in a function similar to that contemplated under this Agreement or in any other capacity for any other person, firm or company provided such action shall not prevent the Consultant from fulfilling its duties pursuant to this Agreement.

3.3                         The Company shall reimburse the Consultant for such reasonable expenses incurred by the Consultant in the course of conducting the activities described in this Agreement as have been pre-approved by the Company in writing.

3.4                         All disputes arising out of or in connection with this Agreement shall be referred to and finally resolved by arbitration pursuant to the Commercial Arbitration Act of British Columbia and administered by the British Columbia International Arbitration Centre pursuant to its Rules. The matter shall be heard before one arbitrator appointed in accordance with the Rules. The decision of the arbitrator on all issues or matters submitted to the arbitrator for resolution shall be conclusive, final and binding on all of the parties and the arbitrator shall determine who shall bear the costs of any such arbitration.

3.5                         The parties will execute and deliver all such further documents and instruments and do all such further acts and things as may be required to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated hereby.

3.6                         This Agreement may be executed in several counterparts, and by facsimile or PDF, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

3.7                         This Agreement shall be governed by the laws of British Columbia and the federal laws of Canada applicable therein and the parties irrevocably attorn to the jurisdiction of the courts of British Columbia.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date first above written.

PARK PLACE ENERGY INC.

Per:      /s/ David Stadnyk
            Authorized Signatory

HIGHLAND CAPITAL CORP.

Per:      /s/ James Loughran
            Authorized Signatory